UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2009
Voyager Learning Company
(Exact name of registrant as specified in its charter)

DELAWARE	001-07680	36-3580106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 932-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 20, 2009, Voyager Learning Company (the “Company”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Cambium-Voyager Holdings, Inc. (“Holdings”), Vowel Acquisition Corp., VSS-Cambium Holdings II Corp. (“Cambium”), Consonant Acquisition Corp., and Vowel Representative, LLC, solely in its capacity as stockholders’ representative, pursuant to which, subject to the satisfaction or waiver of the conditions therein, Holdings will acquire all of the common stock of each of Cambium and the Company through the merger of a wholly owned subsidiary of Holdings, Consonant Acquisition Corp., with and into Cambium (the “Cambium Merger”), and the simultaneous merger of a second wholly owned subsidiary of Holdings, Vowel Acquisition Corp., with and into the Company (the “Voyager Merger” and, together with the Cambium Merger, the “Mergers”). The Merger Agreement was previously filed with the Form 8-K filed by the Company with the Securities and Exchange Commission on June 22, 2009,
In connection with the Merger Agreement, the Company, Holdings and Ronald D. Klausner, President of Voyager Expanded Learning, Inc., entered into an amendment (the “Amendment”) effective August 7, 2009 and executed August 13, 2009, to Mr. Klausner’s amended and restated employment agreement, dated as of April 9, 2009. Under the terms of the Amendment, subject to and contingent upon completion of the Mergers, as of the Effective Time (as defined in the Merger Agreement) of the Mergers the Company transfers and assigns Mr. Klausner’s employment agreement and its obligations and liabilities to Holdings other than for the obligations to pay a 2009 bonus payment of $751,906 and a change of control bonus of $805,612 payable on the six month anniversary of the Effective Time if Mr. Klausner has not voluntarily terminated his employment or been terminated by the Company for cause by such time as well as a newly-established obligation to pay a retention bonus of $268,538 payable on the first anniversary of the Effective Time if Mr. Klausner has not voluntarily terminated his employment or been terminated by the Company for cause by such time (such 2009 bonus payment, change of control bonus payment and retention payment collectively, “Voyager Obligations”). These Voyager Obligations are to be paid from a rabbi trust funded by the Company prior to the Effective Time and only secondarily from the Company if the rabbi trust cannot or does not pay such Voyager Obligations. The Amendment also provides additional terms regarding Mr. Klausner’s employment with Holdings following the Effective Time, including without limitation the treatment of Mr. Klausner’s stock appreciation rights relating to the Company’s common stock, new stock option grants relating to Holdings common stock, and new terms and conditions relating to Mr. Klausner’s severance upon a termination of employment following the Effective Time. Under the terms of the Amendment, subject to and contingent upon completion of the Mergers, from and after the Effective Time, Mr. Klausner will serve as Chief Executive Officer of Holdings and at the Effective Time be elected to serve as a member of the Board of Directors of Holdings.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Number	Exhibit

10.1	Amendment, dated as of August 7, 2009, to Amended and Restated Employment Agreement dated April 9, 2009, between Voyager Learning Company and Ron Klausner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2009	VOYAGER LEARNING COMPANY
	By:	/s/ Todd W. Buchardt
		Name:	Todd W. Buchardt
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment, dated August 7, 2009, to Amended and Restated Employment Agreement dated April 9, 2009, between Voyager Learning Company and Ron Klausner.